Exhibit (A)(1)

AGREEMENT AND DECLARATION OF TRUST

of

VOYA ENHANCED SECURITIZED INCOME FUND

a Delaware Statutory Trust

Principal Place of Business:

7337 East Doubletree Ranch Road

Scottsdale, AZ, 85258

AGREEMENT AND DECLARATION OF TRUST

OF

VOYA ENHANCED SECURITIZED INCOME FUND

This AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming the Voya Enhanced Securitized Income Fund, a Delaware statutory trust (the "Fund") in accordance with the provisions hereinafter set forth;

NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Fund now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Fund.

ARTICLE I.

Name and Definitions

Section 1.1. Name. This trust shall be known as "Voya Enhanced Securitized Income Fund" and the Trustees shall conduct the business of the Fund under that name or any other name as they may from time to time determine.

Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(b)The term "Affiliate" shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934;

(c)The term "Associate" shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934;

(d)"Bylaws" shall mean the Bylaws of the Fund as amended from time to time and incorporated herein by reference;

(e)"Class" or "Class of Shares" refers to the division of Shares into two or more classes;

(f)The term "Commission" shall have the meaning given it in Section 2(a)(7)

of the 1940 Act;

(g)"Delaware General Corporation Law" shall mean the Delaware General

Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

(h)"Delaware Statutory Trust Act" shall mean the provisions of the Delaware

Statutory Trust Act, 12 Del. C. § 3801, et. seq., as such Act may be amended from time to time.

(i)"Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

(j)The "Fund" refers to the Delaware statuory trust established by this Agreement and Declaration of Trust, as amended from time to time;

(k)The "Fund Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Fund;

(l)"General Direction Action" shall mean an action, suit or other proceeding asserting a direct claim of any nature whatsoever (regardless of whether such claim sounds in contract, tort, fraud or otherwise or is based on common law, statutory, equitable, legal or other grounds) where the harm alleged falls upon all Shareholders or all Shareholders of a class (and not an individual harm only to the Shareholder or Shareholders bringing such action, suit or other proceeding) on a pro rata basis and/or proportionally based on their holdings of Shares.

(m)The term "Interested Person" shall have the meaning given it in Section 2(a)(19) of the 1940 Act and the rules thereunder;

(n)"Investment Manager" or "Manager" means a party furnishing services to the Fund pursuant to any contract described in Section 4.7(a) hereof;

(o)"Person" means and includes individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(p)"Principal Shareholder" means any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the Outstanding Shares and shall include any Affiliate or Associate of a Principal Shareholder;

(q)The term "Principal Underwriter" shall have the meaning given it in Section 2(a)(29) of the 1940 Act;

(r)[Reserved];

(s)"Shareholder" means a record owner of outstanding Shares;

(t)"Shares" means the shares of beneficial interest into which the beneficial interest in the Fund shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(u)"Trustees" refers to the persons who have signed this Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

ARTICLE II.

Purpose of Fund

The purpose of the Fund is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act.

ARTICLE III.

Shares

Section 3.1. Division of Beneficial Interest. The beneficial interest in the Fund shall at all times be divided into an unlimited number of Shares. The Board of Trustees may further divide the Shares into Classes. The Shares of the Fund shall initially be divided into three Classes of Shares, designated as Class A, Class C and Class I Shares. The Trustees may from time to time without vote of the Shareholders issue and sell or cause to be issued and sold Shares. All such Shares, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable, notwithstanding any other provision, of this Declaration of Trust.

Subject to the provisions of Section 3.6 hereof, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares shall be entitled to receive dividends, when, if and as declared with respect thereto in the manner provided in Section 7.1 hereof. No Shares shall have any priority or preference over. any other Share of the same Class with respect to dividends or distributions, including distributions upon termination of the Fund made pursuant to Section 9.2 hereof or of a Class. All dividends and distributions shall be made ratably among all Shareholders of a particular Class according to the number of Shares of such Class held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund. The Trustees may from time to time in their sole discretion and without the need for Shareholder approval divide or combine the Shares of any particular Class into greater or lesser number of Shares and may establish, increase or decrease the par value of the Shares of any Class without thereby materially changing the proportionate beneficial interest of the Shares of that Class or materially affecting the rights of Shares of any other Class.

Section 3.2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Fund or a transfer or similar agent for the Fund. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Class and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class and as to the number of Shares of each Class held from time to time by each.

Section 3.3. Investments in the Fund. Investments may be accepted by the Fund from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. Each investment in the Fund's Shares shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Fund, of such Class as the purchaser shall select, at the net asset value per Share next determined for such Class after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Fund.

Section 3.4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Fund shall not operate to terminate the Fund, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Fund. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Fund Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Fund nor the Trustees, nor any officer, employee or agent of the Fund, shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 3.5. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust, the Board of Trustees shall have the power to amend any resolution of the Trustees establishing the terms of any Class, at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust or any resolution of the Trustees, allocate or reallocate assets, liabilities or expenses attributable to a Class, change the designation of any Class hereby or hereafter created or otherwise change the special or relative rights of any Class, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that Shareholder approval is not otherwise required by the 1940 Act or other applicable federal law or by the terms of any resolution of the Trustees, contract or document establishing the terms of any Class of Shares.

Section 3.6. Establishment and Designation of Classes. As contemplated by Section 3.1, the variations in the relative rights and preferences as between the Classes of Shares shall be fixed and determined by the Trustees; provided, that all Shares of the Fund or of any Class shall be identical to all other Shares of the Fund of the same Class, as the case may be, except that, to the extent permitted by the 1940 Act, there may be variations between different Classes as to allocation of expenses, right of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. Any Class of Preferred Stock shall have such rights and preferences and priorities over the Common Stock as may be established by the terms thereof. All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require.

The following provisions shall be applicable to any division of Shares of the Fund into one or more Classes:

(a)All provisions herein relating to the Shares, or any Class of Shares of the Fund, shall apply equally to each Class of Shares of the Fund, except as the context requires otherwise.

(b)The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify, reclassify, reorganize, recapitalize or convert any Shares or any Class of any Shares into one or more other Classes that may be established and designated from time to time. The Fund may purchase and hold Shares as treasury shares, reissue such treasury shares for such consideration and on such terms as the Trustees may determine, or cancel any Shares of any Class acquired by the Fund at the Trustees' discretion from time to time.

(c)Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class within the Class may be charged to and borne solely by such Class, and the bearing of expenses solely by a Class of Shares may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

(d)Except for the initial Classes of Shares established by Section 3.1, the establishment and designation of any Class of Shares shall be effective upon resolution by a majority of the required quorum of the Trustees (unless otherwise required by law), adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Class including, without limitation, any registration statement of the Fund, or as otherwise provided in such resolution. Each such resolution shall be incorporated herein by reference upon adoption. The Trustees may, by resolution of a majority of the required quorum of the Trustees (unless otherwise required by law), abolish any Class and the establishment and designation thereof.

(e)Dividends, Distributions, Redemptions, and Repurchases of Classes. With respect of any dividend or distribution, redemption or repurchase, the Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(f)Equality. All the Shares of each particular Class shall represent an equal proportionate undivided interest in the assets held by the Fund (subject to the liabilities and such rights and preferences as may have been established and designated with respect to each Class as may be permitted by the 1940 Act), and each Share of any particular Class shall be equal to each other Share of that Class.

(g)Fractions. Any fractional Share shall carry proportionately all the rights and obligations of a whole Share, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Fund.

(h)Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Class shall have the right to exchange said Shares for Shares of one or more other Classes in accordance with such requirements and procedures as may be established by the Trustees.

(i)Combination of Classes. The Trustees shall have the authority, without the approval of the Shareholders of any Class unless otherwise required by the 1940 Act, to combine any two or more Classes into a single Class.

(j)Elimination of a Class. At any time that there are no Shares outstanding of any particular Class previously established and designated, the Trustees may by resolution of a majority of the required quorum of the Trustees (unless otherwise required by law) and without a Shareholder vote abolish that Class and rescind the establishment and designation thereof.

Section 3.7. Indemnification of Shareholders. Each Shareholder of the Fund shall have the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the Delaware General Corporation Law. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Fund against all loss and expense arising from such claim or demand.

ARTICLE IV.

The Board of Trustees

Section 4.1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the required quorum of the Trustees (unless otherwise required by law), provided, however, that the number of Trustees shall in no event be fewer than one (1). The Board of Trustees, by action of a majority of the Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees, appoint Trustees to the extent that the 1940 Act requires that a specified number of Trustees represent the holders of a class of senior security or remove Trustees with or without cause. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose by a vote, and in accordance with the procedures, as set forth in the Bylaws and in compliance with the provisions of the 1940 Act to the extent it requires that a specified number of Trustees represent the holders of a class of senior security. Each Trustee shall serve during the continued lifetime of the Fund until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Fund or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Fund, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Trustees upon their own vote.

Section 4.2. Effect of Death, Resignation, etc. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Fund or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.1 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Fund or by a majority of the required quorum of the Trustees (unless otherwise required by law). In the event of the death, declination, resignation, retirement, removal, or incapacity of all the Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Fund's Investment Manager is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 4.3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Fund shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Fund. Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Fund. Without limiting the foregoing, the Trustees may: adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Fund and may amend and repeal them; fill vacancies in or remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Fund and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Fund directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to the 1940 Act; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders from the assets of the Fund; establish from time to time in accordance with Section 3.6 any Class of Shares; and in general delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Trustees and to any agent or employee of the Fund or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the required quorum of the Trustees then in office (unless otherwise required by law). Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if a majority of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee.

Without limiting the foregoing, the Fund shall have power and authority:

(a)To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, loans, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b)To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund, subject to any requirements of the 1940 Act;

(c)To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d)To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(e)To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

(f)To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Fund;

(g)To join with other security holders in acting through a committee, depositary, voting Trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or Trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or Trustee as the Trustees shall deem proper;

(h)To compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes;

(i)To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j)To borrow funds or other property in the name of the Fund exclusively for

Fund purposes;

(k)To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(1)To purchase and pay for entirely out of Fund Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Fund or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Fund, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such Person against liability; and

(m)To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund.

The Fund shall not be limited to investing in obligations maturing before the possible termination of the Fund. The Fund shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Fund shall not be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

Section 4.4. Payment of Expenses by the Fund. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Fund, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Classes that may be established. or designated pursuant to Section 3.6 hereof, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Fund's officers, employees, investment adviser, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 4.5. Reserved.

Section 4.6. Ownership of Assets of the Fund. Title to all of the assets of the Fund shall at all times be considered as vested in the Fund, except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees, or in the name of the Fund, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Fund Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 4.7. Service Contracts.

(a)Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Fund with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager or administrator to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Fund's investments, or such other activities as may specifically be delegated to such party.

(b)The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares or other securities to be issued by the Fund. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

(c)The Trustees are also empowered, at any time and from time to time, to contract with any corporation, trust, association or other organization, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Fund. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees.

(d)The Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Fund, as the Trustees determine to be in the interests of the Fund.

(e)The fact that:

(i)any of the Shareholders, Trustees, or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, Manager, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Fund, or that

(ii)any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 4.8. Fiduciary Duties. The Trustees owe to the Fund and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law. Notwithstanding anything to the contrary in this Declaration of Trust, nothing in the Declaration of Trust that modifies, restricts or eliminates the duties or liabilities of the Trustees and officers shall apply to, or in any way limit the duties (including state law fiduciary duties of loyalty and care) or liabilities of such persons with respect to, matters arising under the federal securities laws. For the avoidance of doubt, the Trustees and officers of the Trust shall have the benefit of the business judgment rule in the performance of their duties to the Fund and the Shareholders.

ARTICLE V

Shareholders' Voting Powers and Meetings

Section 5.1. Voting Powers. The Shareholders shall have power to vote only

(i)for the election of Trustees as provided in Section 4.1 hereof, and (ii) with respect to such additional matters relating to the Fund as may be required by the 1940 Act, or (iii) as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

On any matter submitted to a vote of Shareholders, all Shares of the Fund then entitled to vote shall be voted as one class except (i) when required by the 1940 Act and (ii) when the Trustees have determined that the matter either affects only the interest of one Class or affects such Class, then either Shareholders of such Class shall be the only Class entitled to vote thereon or they shall be entitled to vote separately as a Class.

Section 5.2. Meetings. Meetings of the Shareholders may be called by the Trustees. Meetings of the Shareholders may be called by the Trustees for any other purpose as may be prescribed by law, by this Declaration of Trust or by the Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees or virtually, in accordance with the Bylaws. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees in accordance with the Bylaws.

Section 5.3. Quorum and Required Vote. Except when a larger quorum is required by the 1940 Act, by the Bylaws or by this Declaration of Trust, thirty-three and one-third percent (33 1/3%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Classes is to vote as a single class separate from any other Shares, thirty- three and one-third percent (33 1/3%) of the Shares of each such Class entitled to vote shall constitute a quorum at a Shareholders' meeting of that Class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned as provided in the Bylaws. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provisions of this Declaration of Trust or the Bylaws or by the 1940 Act.

Section 5.4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.5. Record Dates. For the purpose of determining the Shareholders of any Class who are entitled to vote or act any meeting or any adjournment thereof or to give consent to any action without a meeting, the Trustees may from time to time fix a date, which shall be not more than ninety (90) days nor fewer than seven (7) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Fund after the record date. For the purpose of determining the Shareholders of any Class who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Class having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Class for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Classes.

Section 5.6. Additional Provisions. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters. To the extent there is any inconsistency between the Bylaws and this Declaration of Trust, the Declaration of Trust will prevail.

ARTICLE VI.

Redemptions and Repurchases of Shares

Section 6.1. Redemption and Repurchase of Shares. From time to time the Fund may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act or any exemption therefrom. The Fund may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Fund, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Fund may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

The Fund shall repurchase or redeem the Shares upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Fund. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act or any exemption therefrom, regarding the redemption or repurchase of Shares in the Fund.

Section 6.2. Price. Subject to Section 6.1 hereof, Shares may be redeemed or repurchased at their net asset value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any redemption fee, withdrawal charge, or sales charge authorized by the Trustees. Net asset value shall be determined as set forth in Section 7.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Subject to Section 6.1, Shares of Preferred Stock may be redeemed on such terms as are stipulated in the document or resolution of the Trustees establishing their terms.

Section 6.3. Manner of Payment. Payment for shares redeemed or repurchased shall be made in cash or in property out of the assets of the relevant Class of the Fund to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable federal laws.

ARTICLE VII.

Net Asset Value and Distributions

Section 7.1. Determination of Net Asset Value, Net Income, and Distributions. Subject to Section 3.6 hereof, the Trustees, in their sole discretion, may prescribe and shall set forth in a duly adopted resolution of the Trustees such bases and time for determining the per Share or net asset value of the Shares or net income attributable to the Shares, and the declaration and payment of dividends and distributions on the Shares of each Class, as they may deem necessary or desirable.

ARTICLE VIII.

Compensation and Limitation of Liability of Trustees

Section 8.1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Fund, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Fund.

Section 8.2. Indemnification and Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Fund out of its assets shall indemnify, defend and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee's performance of his or her duties as a Trustee of the Fund; provided, however, that the Fund shall not indemnify a Trustee against liability caused by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Every note, bond, contract, instrument, certificate or undertaking, and every other act or thing whatsoever issued, executed or done by or on behalf of the Fund or the Trustees or any of them, in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or a Trustee, and such Trustees or Trustee shall not be personally liable thereon.

Section 8.3. Trustee's Good Faith Action: Expert Advice: No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Fund and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. In performing their duties, the Trustees may rely on any information, advice, opinion, report or statement (including without limiting the generality of the foregoing any financial statement or other financial data and any interpretation of the meaning and operation of the

Fund's governing documents), prepared or presented by an officer or employee of the Fund, or prepared or presented by a lawyer, certified public accountant or other person as a matter which a Trustee believes to be within the person's professional or expert competence and the Trustees shall be under no liability for any act or omission in accordance with any such information advice, opinion, report or statement nor failing to rely on or follow such information, advice, opinion, report or statement. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 8.4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Fund assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Fund, whether or not the Fund would have the power to indemnify him or her against such liability under the provisions of this Article.

ARTICLE IX.

Miscellaneous

Section 9.1. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Fund or upon its order.

Section 9.2. Termination of Fund or Class. Unless terminated or liquidated as provided herein, the Fund shall continue without limitation of time. The Fund, and any Class may be terminated or liquidated by the Trustees without any action by the Shareholders upon written notice to the affected Shareholders.

Upon termination of the Fund (or any Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to such Class, as the case may be, whether due or accrued or anticipated as may be determined by the Trustees, the Fund shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held severally, with respect to such Class, to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to such Class to the Shareholders of that Class, ratably according to the number of Shares of that Class held by the several Shareholders on the date of termination.

Section 9.3. Merger, Consolidation, Sale of Assets. Pursuant to an agreement of merger or consolidation, the Fund, may, by act of a majority of the required quorum of the Trustees (unless otherwise required by law), without the vote or consent of the Shareholders, merge or consolidate with or into one or more trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction. Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of this Declaration of Trust that would otherwise require the approval of such Shareholders. In accordance with Section 3815(f) of the Delaware Statutory Trust Act, an agreement of merger or consolidation may effect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration of trust or bylaws of the Trust if the Fund is the surviving or resulting statutory trust. Upon completion of the merger or consolidation, the Trustees shall file a certificate of merger or consolidation in accordance with Section 3810 of the Delaware Statutory Trust Act.

Section 9.4. Amendments.

(a)This Declaration of Trust may be restated and/or amended at any time without a Shareholder vote by an instrument in writing signed by a majority of the required quorum of the Trustees (unless otherwise required by law) and, if required by the 1940 Act, by approval of such amendment by Shareholders in accordance with Section 5.3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Fund may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

Section 9.5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Fund where it may be inspected by any Shareholder. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall deemed an original.

Section 9.6. Applicable Law. The Fund and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholder hereunder, are to be governed by and construed and administered according to Delaware Statutory Trust Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Fund, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 and Section 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware

(other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Fund shall be of the type commonly called a "statutory trust", pursuant to such Act, and without limiting the provisions hereof, the Fund may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Fund specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Fund may not exercise such power or privilege or take such actions.

Section 9.7. Provisions in Conflict with Law or Regulations.

(a)The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 9.8. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Statutory Trust Act, and thereby to create only the relationship of Trustee and beneficial owners within the meaning of the Delaware Statutory Trust Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Statutory Trust Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 9.9. Exclusive Delaware Jurisdiction. Each Trustee, each officer, each Shareholder and each Person beneficially owning an interest in the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Delaware Statutory Trust Act, this Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration of Trust or the Bylaws, or

(B)the duties (including fiduciary duties), obligations or liabilities of the Fund to the Shareholders or the Trustees, or of officers or the Trustees to the Fund, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, this Declaration of Trust or the Bylaws relating in any way to the Fund (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. This Section 9.9 shall not apply to any claims asserted under the U.S. federal securities laws.

Section 9.10. Derivative Actions.

(a)In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 9.10(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as that term is defined in the

Delaware Statutory Trust Act);

(b)Unless a demand is not required under paragraph (a) of this Section 9.10, Shareholders eligible to bring such derivative action under the Delaware Statutory Trust Act who collectively hold Shares representing ten percent (10%) or more of all Shares issued and outstanding or of the Classes thereof to which such action relates if it does not relate to all Classes, shall join in the request for the Trustees to commence such action; and

(c)Unless a demand is not required under paragraph (a) of this Section 9.10, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.

(d)For purposes of this Section 9.10, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are "independent trustees" (as that term is defined in the

Delaware Statutory Act). The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

(e)Any decision by the Trustees to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in good faith and shall be binding upon the Shareholders. Where demand is not required per Section 9.10, a Shareholder may only bring a derivative action if Shareholders owning not less than ten percent (10%) of the then outstanding Shares of the Trust or such Class joins in the bringing of such court action, proceeding or claim. This Section 9.10 shall not apply to any claims asserted under the U.S. federal securities laws.

Section 9.11. General Direct Action.

(a)To the fullest extent permitted by Delaware law, the Shareholders' right to bring a General Direct Action against the Trust and/or its Trustees is eliminated, except for a General Direct Action to enforce an individual Shareholder right to vote or a General Direct

Action to enforce an individual Shareholder's rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then Section 9.11(b) shall apply.

(b)No Shareholder may maintain a General Direct Action unless holders of at least ten percent (10%) of the outstanding Shares or, if less than all outstanding Classes are alleged to have been harmed in connection with the General Direct Action, 10% of the Shares in the Class or Classes alleged to have been harmed, join in the bringing of such action. In addition, a Shareholder may bring a General Direct Action only if the following conditions are met:

(i)the Shareholder or Shareholders has obtained authorization from the Trustees to bring such General Direct Action unless an effort to cause the

Trustees to authorize such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as that term is defined in the Delaware Statutory Trust Act); and

(ii)unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to authorize such action. This Section 9.11 shall not apply to any claims asserted under the U.S. federal securities laws.

ARTICLE X.

Section 10.1. Reserved.

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the 21st day of September, 2023.

/s/ Colleen D. Baldwin Colleen D. Baldwin

7337 East Doubletree Ranch Road Scottsdale, AZ 85258

/s/ Patricia W. Chadwick Patricia W. Chadwick

7337 East Doubletree Ranch Road Scottsdale, AZ 85258

/s/ Joseph E. Obermeyer Joseph E. Obermeyer

7337 East Doubletree Ranch Road Scottsdale, AZ 85258

/s/ Christopher P. Sullivan Christopher P. Sullivan

7337 East Doubletree Ranch Road Scottsdale, AZ 85258

/s/ John V. Boyer

John V. Boyer

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

/s/ Martin J. Gavin

Martin J. Gavin

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

/s/ Sheryl K. Pressler

Sheryl K. Pressler

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

The principal place of business of the Fund is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.